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                                                           EXHIBIT 23.1

               CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this Prospectus of our reports dated February 17, 1998 included in Simon DeBartolo Group, Inc.'s Form 10-K/A for the year ended December 31, 1997 and in Simon DeBartolo Group, L.P.'s Form 10-K/A for the year ended December 31, 1997, and to the incorporation by reference of our examination report dated August 12, 1998, on the pro forma combined condensed financial statements of Simon Property Group, Inc. and SPG Realty Consultants, Inc., as of and for the year ended December 31, 1997, included in the Proxy Statement/Prospectus of Simon DeBartolo Group, Inc., Corporate Property Investors, Inc. and Corporate Realty Consultants, Inc., dated August 13, 1998, and to all references to our Firm included in this Registration Statement.


                                        /s/ Arthur Andersen LLP
                                        ---------------------------------
                                            ARTHUR ANDERSEN LLP



Indianapolis, Indiana,
October 30, 1998